      As filed with the Securities and Exchange Commission on November 12, 1999
                                                    Registration No. 333-

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   Form S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            SYCAMORE NETWORKS, INC.
              (Exact name of issuer as specified in its charter)


             Delaware                                    04-3410558

     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification Number)

                   10 Elizabeth Drive, Chelmsford, MA 01824
                   (Address of Principal Executive Offices)

                           1998 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           1999 STOCK INCENTIVE PLAN
                    1999 NON-EMPLOYEE DIRECTORS OPTION PLAN
                  [SYCAMORE NETWORKS, INC. RESTRICTED STOCK]
                           (Full title of the Plan)

                                Daniel E. Smith
                     President and Chief Executive Officer
                            Sycamore Networks, Inc.
                               10 Elizabeth Drive
                              Chelmsford, MA 01824
                    (Name and address of agent for service)

                                (978) 250-2900
         (Telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                                                 Proposed maximum offering    Proposed maximum
Title of securities to be     Amount to be       price per  share             aggregate offering    Amount of
registered                    Registered (1)                                  price                 registration fee
--------------------------------------------------------------------------------------------------------------------------
1998 Stock Incentive Plan
Common Stock
($.001 par value)             4,792,849 shares                    (2)         $   52,231,313        $ 14,521
--------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock
Purchase  Plan
Common Stock
($.001 par value)               750,000 shares            $188.806(3)         $  141,604,500        $ 39,367
--------------------------------------------------------------------------------------------------------------------------
1999 Stock Incentive Plan
Common Stock
($.001 par value)            13,240,704 shares            $222.125(4)         $2,941,091,376        $817,624
--------------------------------------------------------------------------------------------------------------------------
1999 Non-Employee
Director Stock Option Plan
Common Stock
$.001 par value)                440,000 shares            $222.125(4)         $   97,735,000        $ 27,171
--------------------------------------------------------------------------------------------------------------------------
Restricted Securities
offered for resale
Common Stock
($.001 par value)               159,000 shares            $222.125            $   35,317,875        $  9,819
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                                              $908,502
--------------------------------------------------------------------------------------------------------------------------

(1) Shares of Common Stock that are not issued under the 1998 Stock Incentive Plan are issuable under the 1999 Stock Incentive Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions relating to the shares covered by this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Exercise prices for the outstanding options range from $0.1167 per share to $38.00 per share.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the bid and asked prices on November 5, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

(4) Computed in accordance with Rules 457(c) and (h) under the Securities Act as based upon the average of the bid and asked prices on November 5, 1999.

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                               Explanatory Note

     We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of our common stock, par value $.001 per share, issuable under our employee benefit plans (the "Plans") as follows:

1. 4,792,849 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options previously granted under our 1998 Stock Incentive Plan .

2. 13,240,704 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options which we may grant in the future under our 1999 Stock Incentive Plan.

3. 750,000 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance under our 1999 Employee Stock Purchase Plan.

4. 440,000 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options which we may grant in the future under our 1999 Non-Employee Director Stock Option Plan.

     The information required by Part I of Form S-8 with respect to the foregoing shares is included in documents sent or given to participants in the Plans pursuant to Rule 428(b)(1).

     The prospectus set forth below and filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered securities of common stock of Sycamore Networks, Inc. issued by Sycamore prior to the date of this Registration Statement, as well as reofferings and resales of "control securities" which affiliates of Sycamore Networks, Inc. may acquire pursuant to this Registration Statement and which they may intend to sell from time to time.

                                  PROSPECTUS

                                159,000 Shares

                            Sycamore Networks, Inc.

                                 Common Stock

     This prospectus relates to the public offering and sale by certain of our stockholders (our "Selling Stockholders") of up to 159,000 shares of our common stock, par value $.001 per share, which they have acquired under various employee benefit plans prior to the filing of the registration statement of which this prospectus is a part. This prospectus may also relate to the reoffer and sale of shares which may be acquired from time to time by our officers and directors pursuant to our employee benefit plans.

     The prices at which our stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares.

     Our common stock is listed on the NASDAQ National Market under the symbol "SCMR".

                              ------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.


               The date of this Prospectus is November 12, 1999.

                               TABLE OF CONTENTS

PAGE                                           ----

Where You Can Find More Information   .........................................
The Company                           .........................................
Risk Factors                          .........................................
Use of Proceeds                       .........................................
Plan of Distribution                  .........................................
Selling Shareholders                  .........................................
Legal Matters                         .........................................
Experts                               .........................................

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Sycamore Networks, Inc. (referred to in this Prospectus as "Sycamore" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered. Information that we file later with the SEC will automatically update and supersede this information.

     We have incorporated by reference into this Prospectus the following documents we filed with the SEC:

     (i) the Registrant's prospectus dated October 21, 1999 filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (ii) the description of the common stock contained in our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on September 8, 1999, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Michael Hochberg, General Counsel, Sycamore Networks, Inc., 10 Elizabeth Drive, Chelmsford, Massachusetts 01824;
(978)250-2900.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     Sycamore's principal executive offices are located at 10 Elizabeth Drive, Chelmsford, MA 01824, and our telephone number is (978) 250-2900.


                                 RISK FACTORS

     You should consider carefully the following risks before you decide to buy our Common Stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also adversely impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our Common Stock could decline, and you may lose all or part of the money you paid to buy our Common Stock.

We Expect That Substantially All Of Our Revenues Will Be Generated From A Limited Number Of Customers And Our Revenues Will Not Grow If We Do Not Successfully Sell Products To These Customers

     We currently have only one customer, Williams Communications. Williams is not contractually committed to purchase any minimum quantities of products from us. We expect that in the foreseeable future substantially all of our revenues will continue to depend on sales of our intelligent optical networking products to Williams and a limited number of potential new customers. Williams is currently using our SN 6000 product in its internal network and plans in the future to introduce commercial services based on this product. We cannot assure you that Williams will introduce commercial services on a timely basis, if at all, and any delay in such introduction or failure to introduce such services would seriously harm our revenues, results of operations and financial condition. The rate at which our current and prospective customers purchase products from us will depend, in part, on their success in selling communications services based on these products to their own customers. Any failure of current or prospective customers to purchase products from us for any reason, including any determination not to install our products in their networks or downturn in their business, would seriously harm our ability to build a successful business.

  We Have Been In Business For A Short Period Of Time And Your Basis For Evaluating Us Is Limited

     We were founded in February 1998 and shipped our first intelligent optical networking product in May 1999. We have limited meaningful historical financial data upon which to base projected revenues and planned operating expenses and upon which investors may evaluate us and our prospects. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are and will continue to be fixed. You should consider the risks and difficulties frequently encountered by companies like ours in a new and rapidly evolving market. Our ability to sell products, and the level of success, if any, we achieve, depends, among other things, on the level of demand for intelligent optical networking products, which is a new and rapidly evolving market.

  Our Failure To Increase Our Revenues Would Prevent Us From Achieving And Maintaining Profitability

     We have incurred significant losses since inception and expect to continue to incur losses in the future. As of July 31, 1999, we had an accumulated deficit of $20.2 million. We have not achieved profitability on a quarterly or annual basis, and anticipate that we will continue to incur net losses. We cannot be certain that our revenues will grow or that we will generate sufficient revenues to achieve or sustain profitability. We have large fixed expenses and we expect to continue to incur significant and increasing sales and marketing, product development, administrative and other expenses. As a result, we will need to generate significantly higher revenues to achieve and maintain profitability.

  We Are Entirely Dependent On Our Line Of Intelligent Optical Networking Products And Our Future Revenue Depends On Their Commercial Success

     Our future growth depends on the commercial success of our line of intelligent optical networking products. To date, our SN 6000 Intelligent Optical Transport product and SN 8000 Optical Add/Drop product are the only products that have been shipped to a customer. We intend to develop and introduce new products and enhancements to existing products in the future. We cannot assure you that we will be successful in completing the development or introduction of these products. Failure of our current or planned products to operate as expected could delay or prevent their adoption. If our target customers do not adopt, purchase and successfully deploy our current and planned products, our revenues will not grow significantly.

  Because Our Products Are Complex And Are Deployed In Complex Environments, They May Have Errors Or Defects That We Find Only After Full Deployment, Which Could Seriously Harm Our Business

     Our intelligent optical networking products are complex and are designed to be deployed in large and complex networks. Because of the nature of the products, they can only be fully tested when completely deployed in very large networks with high amounts of traffic. To date, the SN 6000 and the SN8000 are the only products that have been shipped to a customer, and that customer is currently using our products solely in its internal network. Our customers may discover errors or defects in the hardware or the software, or the product may not operate as expected, after it has been fully deployed. If we are unable to fix errors or other problems that may be identified in full deployment, we could experience:

-  loss of or delay in revenues and loss of market share; loss of customers;

-  failure to attract new customers or achieve market acceptance;

-  diversion of development resources;

-  increased service and warranty costs;

-  legal actions by our customers; and

-  increased insurance costs.

  The Long And Variable Sales Cycles For Our Products May Cause Revenues And Operating Results To Vary Significantly From Quarter To Quarter

     A customer's decision to purchase our intelligent optical networking products involves a significant commitment of its resources and a lengthy evaluation, testing and product qualification process. As a result, our sales cycle is likely to be lengthy. Throughout the sales cycle, we spend considerable time and expense educating and providing information to prospective customers about the use and features of our products. Even after making a decision to purchase, we believe that our customers will deploy the products slowly and deliberately. Timing of deployment can vary widely and depends on the skills of the customer, the size of the network deployment, the complexity of the customer's network environment and the degree of hardware and software configuration necessary. Customers with significant or complex networks usually expand their networks in large increments on a periodic basis. Accordingly, we may receive purchase orders for significant dollar amounts on an irregular and unpredictable basis. Because of our limited operating history and the nature of our business, we cannot predict these sales and deployment cycles. The long sales cycles, as well as our expectation that customers will tend to sporadically place large orders with short lead times, may cause our revenues and results of operations to vary significantly and unexpectedly from quarter to quarter.

  We Will Not Be Successful If We Do Not Grow Our Customer Base Beyond Our Initial One Customer

  Our future success will depend on our attracting additional customers beyond our initial one customer. The growth of our customer base could be adversely affected by:

-  customer unwillingness to implement our new optical networking architecture;

- any delays or difficulties that we may incur in completing the development and introduction of our planned products or product enhancements;

-  new product introductions by our competitors;

-  any failure of our products to perform as expected; or

-  any difficulty we may incur in meeting customers' delivery requirements.

  The Intelligent Optical Networking Market Is New And Our Business Will Suffer If It Does Not Develop As We Expect

  The market for intelligent optical networking products is new. We cannot be certain that a viable market for our products will develop or be sustainable. If this market does not develop, or develops more slowly than we expect, our business, results of operations and financial condition would be seriously harmed.

  If We Do Not Respond Rapidly To Technological Changes, Our Products Could Become Obsolete

     The market for intelligent optical networking products is likely to be characterized by rapid technological change, frequent new product introductions and changes in customer requirements. We may be unable to respond quickly or effectively to these developments. We may experience design, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of new products and enhancements. The introduction of new products by competitors, market acceptance of products based on new or alternative technologies or the emergence of new industry standards, could render our existing or future products obsolete.

     In developing our products, we have made, and will continue to make, assumptions about the standards that may be adopted by our customers and competitors. If the standards adopted are different from those which we have chosen to support, market acceptance of our products may be significantly reduced or delayed and our business will be seriously harmed. In addition, the introduction of products incorporating new technologies and the emergence of new industry standards could render our existing products obsolete.

     In addition, in order to introduce products incorporating new technologies and new industry standards, we must be able to gain access to the latest technologies of our customers, our suppliers and other network vendors. Any failure to gain access to the latest technologies could impair the competitiveness of our products.

  Customer Requirements Are Likely To Evolve, And We Will Not Retain Customers or Attract New Customers If We Do Not Anticipate And Meet Specific Customer Requirements

     Our current and prospective customers may require product features and capabilities that our current products do not have. To achieve market acceptance for our products, we must effectively and timely anticipate and adapt to customer requirements and offer products and services that meet customer demands. Our failure to develop products or offer services that satisfy customer requirements would seriously harm our ability to increase demand for our products.

     We intend to continue to invest in product and technology development. The development of new or enhanced products is a complex and uncertain process that requires the accurate anticipation of technological and market trends. We may experience design, manufacturing, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new products and enhancements. The introduction of new or enhanced products also requires that we manage the transition from older products in order to minimize disruption in customer ordering patterns and ensure that adequate supplies of new products can be delivered to meet anticipated customer demand. Our inability to effectively manage this transition would cause us to lose current and prospective customers

  Our Market Is Highly Competitive, And Our Failure To Compete Successfully Would Limit Our Ability to Increase Our Market Share

  Competition in the public network infrastructure market is intense. This market has historically been dominated by large companies, such as Ciena Corporation, Cisco Systems, Lucent Technologies and Nortel Networks. We may face competition from other large telecommunications companies who may enter our market. In addition, a number of private companies have announced plans for new products to address the same network problems which our products address. Many of our current and potential competitors have significantly greater selling and marketing, technical, manufacturing, financial, and other resources, including vendor-sponsored financing programs. Moreover, our competitors may foresee the course of market developments more accurately than we do and could in the future develop new technologies that compete with our products or even render our products obsolete. Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition.

     In order to compete effectively, we must deliver products that:

-  provide extremely high network reliability;

-  scale easily and efficiently with minimum disruption to the network;

-  interoperate with existing network designs and equipment vendors;

- reduce the complexity of the network by decreasing the need for overlapping equipment;

-  provide effective network management; and

-  provide a cost-effective solution for service providers.

     In addition, we believe that a knowledge of the infrastructure requirements applicable to service providers, experience in working with service providers to develop new services for their customers, and an ability to provide vendor-sponsored financing are important competitive factors in our market. We do not currently have the ability to provide vendor-sponsored financing and this may influence the purchasing decision of prospective customers, who may decide to purchase products from one of our competitors who offers such financing.

     If we are unable to compete successfully against our current and future competitors, we could experience price reductions, order cancellations and reduced gross margins, any one of which could materially and adversely affect our business, results of operations and financial condition.

  We Are Likely To Face Difficulties In Obtaining And Retaining Customers If We Do Not Expand Our Sales Organization And Our Customer Service And Support Operations

     Our products and services require a sophisticated sales effort targeted at a limited number of key individuals within our prospective customers' organizations. This effort requires specialized sales personnel and consulting engineers. We are in the process of building our direct sales force and plan to hire additional qualified sales personnel and consulting engineers. Competition for these individuals is intense, and we might not be able to hire the kind and number of sales personnel and consulting engineers required for us to be successful. In addition, we believe that our future success is dependent upon our ability to establish successful relationships with a variety of distribution partners. If we are unable to expand our direct sales operations, or establish and expand an indirect sales channel, we may not be able to increase market awareness or sales of our products, which may prevent us from achieving and maintaining profitability.

     We currently have a small customer service and support organization and will need to increase our staff to support new customers. The support of our products requires highly trained customer service and support personnel. Hiring customer service and support personnel is very competitive in our industry because there are a limited number of people available with the necessary technical skills and understanding of our market. Once we hire them, they may require extensive training in our intelligent optical networking products. If we are unable to expand our customer service and support organization and train them rapidly, we may not be able to increase sales of our products.

  We Depend Upon Contract Manufacturers And Any Disruption In These Relationships May Cause Us To Fail To Meet The Demands Of Our Customers And Damage Our Customer Relationships

     We rely on a small number of contract manufacturers to manufacture our products in accordance with our specifications, and to fill orders on a timely basis. Celestica, Inc. provides comprehensive manufacturing services, including assembly, test, control and shipment to our customers, and procures material on our behalf. We may not be able to effectively manage our relationship with Celestica, and it may not meet our future requirements for timely delivery. Each of our contract manufacturers also builds products for other companies, and we cannot be certain that they will always have sufficient quantities of inventory available to fill orders placed by our customers, or that they will allocate their internal resources to fill these orders on a timely basis. We do not have long-term supply contracts with these manufacturers. We do not have internal manufacturing capabilities. Qualifying a new contract manufacturer and commencing volume production is expensive and time consuming and could result in a significant interruption in the supply of our products. If we are required or choose to change contract manufacturers, we may lose revenue and damage our customer relationships.

  We Rely On Single Sources For Supply Of Certain Components And Our Business May Be Seriously Harmed If Our Supply Of Any Of These Components Is Disrupted

     We currently purchase several key components, including commercial digital signal processors, RISC processors, field programmable gate arrays, SONET transceivers and erbium doped fiber amplifiers, from single or limited sources. We purchase each of these components on a purchase order basis and have no long-term contracts for these components. Although we believe that there are alternative sources for each of these components, in the event of a disruption in supply, we may not be able to develop an alternate source in a timely manner or at favorable prices. Such a failure could hurt our ability to deliver our products to our customers and negatively affect our operating margins. In addition, our reliance on our suppliers exposes us to potential supplier production difficulties or quality variations. Any such disruption in supply would seriously impact present and future sales and revenue.

  The Unpredictability Of Our Quarterly Results May Adversely Affect The Trading Price Of Our Common Stock

     Our revenues and operating results will vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. The primary factors that may affect us include the following:

-  Fluctuation in demand for intelligent optical networking products;

-  the timing and size of sales of our products;

-  the length and variability of the sales cycle for our products;

-  the timing of recognizing revenue and deferred revenue;

-  new product introductions and enhancements by our competitors and ourselves;

-  changes in our pricing policies or the pricing policies of our competitors;

- our ability to develop, introduce and ship new products and product enhancements that meet customer requirements in a timely manner;

- our ability to obtain sufficient supplies of sole or limited source components;

-  increases in the prices of the components we purchase;

- our ability to attain and maintain production volumes and quality levels for our products;

-  the timing and level of prototype expenses;

-  costs related to acquisitions of technology or businesses; and

- general economic conditions as well as those specific to the telecommunications, Internet and related industries.

     We plan to increase significantly our operating expenses to fund greater levels of research and development, expand our sales and marketing operations, broaden our customer support capabilities and develop new distribution channels. We also plan to expand our general and administrative capabilities to address the increased reporting and other administrative demands which will result from this offering and the increasing size of our business. Our operating expenses are largely based on anticipated organizational growth and revenue trends and a high percentage of our expenses are, and will continue to be, fixed. As a result, a delay in generating or recognizing revenue for the reasons set forth above, or for any other reason, could cause significant variations in our operating results from quarter to quarter and could result in substantial operating losses.

     Due to the foregoing factors, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. You should not rely on our results or growth for one quarter as any indication of our future performance. It is likely that in some future quarters, our operating results may be below the expectations of public market analysts and investors. In this event, the price of our common stock will probably decrease.

  If Our Products Do Not Interoperate With Our Customers' Networks, Installations Will Be Delayed Or Cancelled And Could Result In Substantial Product Returns, Which Could Seriously Harm Our Business

     Many of our customers will require that our products be designed to interface with their existing networks, each of which may have different specifications and utilize multiple protocol standards. Our customers' networks contain multiple generations of products that have been added over time as these networks have grown and evolved. Our products must interoperate with all of the products within these networks as well as future products in order to meet our customers' requirements. The requirement that we modify product design in order to achieve a sale may result in a longer sales cycle, increased research and development expense, and reduced margins on our products. If we find errors in the existing software used in our customers' networks, we must modify our products to fix or overcome these errors so that our products will interoperate and scale with the existing software and hardware. If our products do not interoperate with those of our customers' networks, installations could be delayed, orders for our products could be cancelled or our products could be returned. This would also seriously harm our reputation, all of which could seriously harm our business and prospects.

  Undetected Software Or Hardware Errors And Problems Arising From Use Of Our Products In Conjunction With Other Vendors' Products Could Result In Delays or Loss of Market Acceptance of Our Products

     Networking products frequently contain undetected software or hardware errors when first introduced or as new versions are released. We expect that errors will be found from time to time in new or enhanced products after we begin commercial shipments. In addition, service providers typically use our products in conjunction with products from other vendors. As a result, when problems occur, it may be difficult to identify the source of the problem. These problems may cause us to incur significant warranty, support and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. The occurrence of these problems could result in the delay or loss of market acceptance of our products and would likely have a material adverse effect on our business, results of operations and financial condition. Defects, integration issues or other performance problems in our products could result in financial or other damages to our customers or could damage market acceptance for our products. Our customers could also seek damages for losses from us. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly.

  Our Failure To Establish And Maintain Key Customer Relationships May Result In Delays In Introducing New Products Or Cause Customers To Forego Purchasing Our Products

     Our future success will also depend upon our ability to develop and manage key customer relationships in order to introduce a variety of new products and product enhancements that address the increasingly sophisticated needs of our customers. Our failure to establish and maintain these customer relationships may adversely affect our ability to develop new products and product enhancements. In addition, we may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products and enhancements or our inability to introduce competitive new products may cause customers to forego purchases of our products and purchase those of our competitors, which could seriously harm our business.



  Our Failure To Improve Our Internal Controls And Systems, And Hire Needed Personnel, Could Impair Our Future Growth

     We have expanded our operations rapidly since our inception. We continue to increase the scope of our operations and have grown our headcount substantially. For example, at January 31, 1999, we had a total of 48 employees and at September 1, 1999, we had a total of 173 employees. In addition, we plan to continue to hire a significant number of employees this year. Our growth has placed, and our anticipated growth will continue to place, a significant strain on our management systems and resources. Our ability to successfully offer our products and implement our business plan in a rapidly evolving market requires an effective planning and management process. We expect that we will need to continue to improve our financial, managerial and manufacturing controls and reporting systems, and will need to continue to expand, train and manage our work force worldwide. We may not be able to implement adequate control systems in an efficient and timely manner. Competition for highly skilled personnel is intense, especially in the New England area. Any failure to attract, assimilate or retain qualified personnel to fulfill our current or future needs could impair our growth.

  We Depend On Our Key Personnel To Manage Our Business Effectively In A Rapidly Changing Market And If We Are Unable To Retain Our Key Employees, Our Ability To Compete Could Be Harmed

     Our future success depends upon the continued services of our executive officers and other key engineering, sales, marketing and support personnel, who have critical industry experience and relationships that we rely on to implement our business plan. None of our officers or key employees is bound by an employment agreement for any specific term. We do not have "key person" life insurance policies covering any of our employees. The loss of the services of any of our key employees could delay the development and introduction of, and negatively impact our ability to sell, our products.

  If We Become Subject To Unfair Hiring Claims We Could Incur Substantial Costs In Defending Ourselves

     Companies in our industry whose employees accept positions with competitors frequently claim that their competitors have engaged in unfair hiring practices. We cannot assure you that we will not receive claims of this kind in the future as we seek to hire qualified personnel or that those claims will not result in material litigation. We could incur substantial costs in defending ourselves or our employees against such claims, regardless of their merits. In addition, defending ourselves from such claims could divert the attention of our management away from our operations. One of our non-officer sales employees has been sued by a former employer which has alleged, among other things, that the employee improperly disclosed confidential information of the former employer regarding its business dealings with our customer. Although we are not a party to the lawsuit, we have chosen to assume the costs of defending this lawsuit.

  Our Ability To Compete Could Be Jeopardized If We Are Unable To Protect Our Intellectual Property Rights From Third-Party Challenges

     We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. If competitors are able to use our technology, our ability to compete effectively could be harmed.



  If Necessary Licenses Of Third-Party Technology Are Not Available To Us Or Are Very Expensive, Our Products Could Become Obsolete

     From time to time we may be required to license technology from third parties to develop new products or product enhancements. We cannot assure you that third party licenses will be available to us on commercially reasonable terms, if at all. The inability to obtain any third-party license required to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, either of which could seriously harm the competitiveness of our products.



  We Could Become Subject To Litigation Regarding Intellectual Property Rights, Which Could Seriously Harm Our Business And Require Us To Incur Significant Costs

     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Although we have not been involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of an allegation that we infringe others' intellectual property. Any parties asserting that our products infringe upon their proprietary rights would force us to defend ourselves and possibly our customers or manufacturers against the alleged infringement. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

- stop selling, incorporating or using our products that use the challenged intellectual property;

- obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

-  redesign those products that use such technology.

   If we are forced to take any of the foregoing actions, our business may be seriously harmed.

  We May Face Risks Associated With Our International Expansion That Could Impair Our Ability To Grow Our Revenues Abroad

  We intend to expand into international markets. This expansion will require significant management attention and financial resources to develop successfully direct and indirect international sales and support channels. We may not be able to develop international market demand for our products.

     We have limited experience in marketing and distributing our products internationally and to do so, we expect that we will need to develop versions of our products that comply with local standards. In addition, international operations are subject to other inherent risks, including:

- greater difficulty in accounts receivable collection and longer collection periods;

-  difficulties and costs of staffing and managing foreign operations;

-  the impact of recessions in economies outside the United States;

-  unexpected changes in regulatory requirements;

-  certification requirements;

-  currency fluctuations;

-  reduced protection for intellectual property rights in some countries;

-  potentially adverse tax consequences; and

-  political and economic instability.

  We Face A Number Of Unknown Risks Associated With Year 2000 Problems That Could Result In Claims Against Us Or Impair The Use Of Our Products By Our Customers

     The year 2000 computer issue creates a variety of risks for us. The year 2000 computer problem refers to the potential for system and processing failures of date-related data as a result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. The risks involve:

-  potential warranty or other claims by our customers;

-  errors in systems we use to run our business;

-  errors in systems used by our suppliers;

-  errors in systems used by our customers; and

- potential reduced spending by other companies on intelligent optical network products as a result of significant spending on year 2000 remediation.

     We have designed our products for use in the year 2000 and beyond and believe they are year 2000 compliant. However, our products are generally integrated into larger networks involving sophisticated hardware and software products supplied by other vendors. Each of our customers' networks involves different combinations of third party products. We cannot evaluate whether all of their products are year 2000 compliant. We may face claims based on year 2000 problems in other companies' products or based on issues arising from the integration of multiple products within the overall network. Although no year 2000 claims have been made against us, we may in the future be required to defend our products in legal proceedings which could be expensive regardless of the merits of these claims.

     If our suppliers, vendors, major distributors, partners, customers and service providers fail to correct their year 2000 problems, these failures could result in an interruption in, or a failure of, our normal business activities or operations. If a year 2000 problem occurs, it may be difficult to determine which party's products have caused the problem. These failures could interrupt our operations and damage our relationships with our customers. Due to the general uncertainty inherent in the year 2000 problem resulting from the readiness of third-party suppliers and vendors, we are unable to determine at this time whether third party year 2000 failures could harm our business and our financial results.

     Our current and prospective customers' purchasing plans could be affected by year 2000 issues if they need to expend significant resources to fix their existing systems to become year 2000 compliant. This situation may reduce funds available to purchase our products. In addition, customers may wait to purchase our products until after the year 2000, which may reduce our revenue.

  Any Acquisitions We Make Could Disrupt Our Business And Seriously Harm Our Financial Condition

  We intend to consider investments in complementary companies, products or technologies. While we have no current agreements to do so, we may buy businesses, products or technologies in the future. In the event of any future purchases, we could:

-  issue stock that would dilute our current stockholders' percentage ownership;

-  incur debt;

-  assume liabilities;

-  incur amortization expenses related to goodwill and other intangible assets;
   or

-  incur large and immediate write-offs.

  Our operation of any acquired business will also involve numerous risks, including:

-  problems combining the purchased operations, technologies or products;

-  unanticipated costs;

-  diversion of management's attention from our core business;

- adverse effects on existing business relationships with suppliers and customers;

- risks associated with entering markets in which we have no or limited prior experience; and

- potential loss of key employees, particularly those of the purchased organizations.

     We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future and any failure to do so could disrupt our business and seriously harm our financial condition.



  Insiders Will Continue To Have Substantial Control Over Sycamore After This Offering And Could Limit

Your Ability To Influence The Outcome Of Key Transactions, Including Changes of Control

     We anticipate that the executive officers, directors and entities affiliated with them, if acting together, would be able to influence significantly all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

  Provisions Of Our Charter Documents And Delaware Law May Have Anti-Takeover Effects That Could Prevent A Change Of Control

     Provisions of our amended and restated certificate of incorporation, bylaws, and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS



     This prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial position.


                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered hereby. However, we will receive the proceeds from the exercise of options granted pursuant to the Plans.


                                   DILUTION

     Because our Selling Shareholders will offer and sell the common stock covered by this prospectus at various times at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.


                             PLAN OF DISTRIBUTION

   Sycamore is registering 159,000 shares (the "Shares") on behalf of certain selling shareholders. All of the shares were originally issued by us pursuant to employee benefit plans. The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the shares from time to time. The Selling Shareholders will act independently of Sycamore in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers or directly to purchasers (in the event of a private sale). The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     -        in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised Sycamore that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. Sycamore will make copies of this prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

    Sycamore will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

    - the name of each such Selling Shareholder and of the participating broker-dealer(s),

    -        the number of shares involved,

    -        the price at which such shares were sold,

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

    -        other facts material to the transaction.

     Sycamore will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.


                             SELLING SHAREHOLDERS

     The following table sets forth the number of shares owned by each of the Selling Shareholders. Each of the Selling Shareholders is an employee, officer, director, consultant or other person entitled to receive shares of Sycamore's common stock under its employee benefit plans. No estimate can be given as to the amount of shares that will be held by the Selling Shareholders after completion of this offering because the Selling Shareholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Shareholders named below.


-------------------------------------------------------------------------------
Name of Selling            Number of shares          Shares offered for sale
Shareholder                beneficially owned        under this prospectus (1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Andrew S. Douglass
  Investment Trust              45,000                        45,000

Douglass Children's
  Investment Trust              15,000                        15,000

Rebecca E. Douglass
  Investment Trust              69,000                        69,000

Estate of Robert Flood          30,000                        30,000

--------------------------------------------------------------------------------
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                                        TOTAL:
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(1)  This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Sycamore's outstanding shares of common stock.


                                 LEGAL MATTERS

     The validity of the common stock being offered has been passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

    We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                            Sycamore Networks, Inc.


                                  Common Stock


                                    --------
                                   PROSPECTUS
                                    --------


                               November 12, 1999

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director.

         Article EIGHTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Board of Directors of the Registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel (who may be regular legal counsel to the Registrant) that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article EIGHTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended. The Registrant intends to grant to its officers and directors certain additional indemnification rights pursuant to agreements it expects to enter into with such persons.

         The Company has a Directors and Officers liability policy that insures the Company's officers and directors against certain liabilities.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings

         1.  The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, Commonwealth of Massachusetts, on this 10th day of November, 1999.

                              SYCAMORE NETWORKS, INC.


                              By:   /s/ Daniel E. Smith
                                   ---------------------------------------
                                    Daniel E. Smith
                                    President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Sycamore Networks, Inc. hereby severally constitute Gururaj Deshpande, Daniel E. Smith and Frances M. Jewels, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sycamore Networks, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                                     Date
---------                                -----                                     ----
/s/ Gururaj Deshpande                    Chairman of the Board of Directors        November 10, 1999
-----------------------------------
Gururaj Deshpande

/s/ Daniel E. Smith                      President and Chief Executive Officer     November 10, 1999
-----------------------------------
Daniel E. Smith

/s/ Frances M. Jewels                    Chief Financial Officer, Vice             November 10, 1999
-----------------------------------      President, Finance and Administration,
Frances M. Jewels                        Secretary and Treasurer


/s/ Timothy Barrows                      Director                                  November 10, 1999
-----------------------------------
Timothy Barrows

/s/ Paul J. Ferri                        Director                                  November 10, 1999
-----------------------------------
Paul J. Ferri

/s/ John W. Gerdelman                    Director                                  November 10, 1999
-----------------------------------
John W. Gerdelman

                                 Exhibit Index

Exhibit Number    Description
--------------    -----------
4.1               Amended and Restated Certificate of Incorporation of the Registrant.*

4.2               Amended and Restated By-Laws of the Registrant.*

5                 Opinion of Hale and Dorr LLP.

23.1              Consent of Hale and Dorr LLP (included in Exhibit 5).

23.2              Consent of PricewaterhouseCoopers LLP

24                Power of Attorney (included on the signature page of this Registration Statement).

_______________

* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, (File No. 333-84635) filed August 6, 1999.